UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2006

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2006, North American Technologies Group, Inc. (the “Company”) received from Union Pacific Railroad (“UP”) an agreement to amend its current sales agreement dated November 18, 2002 between the Company and UP (the “UP Amendment”). The original sales agreement was for the sale by the Company of 1,000,000 TieTek crossties to UP over six years. Under the UP Amendment, UP will purchase TieTek crossties during the twelve months ended December 31, 2006 at a specified sales price per tie for each quarter, plus a surcharge for the cost of plastics from the previous month, adjustable each month.

In 2005, sales to UP represented 63% of total revenues for the Company. Receipt of the UP Amendment was a condition to obtaining further funding from the holders of the Company’s 7% Convertible Debentures issued in December 2005 (the “December Debentures”), and the failure to receive such amendment by the date specified in the December Debentures caused the Company to be in technical default under the December Debentures and under the Construction Loan with its principal lender. Those technical events of default and conditions to further funding have been waived by the holders of the December Debentures and the Company’s principal lender.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The UP Amendment will be filed as an exhibit to the Company’s Form 10-QSB for the quarter ended March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Neal Kaufman
Neal Kaufman, CEO

Dated: May 8, 2006

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